                                                                    EXHIBIT 23.6
                 CONSENT OF THE ROBINSON-HUMPHREY COMPANY, INC.
     We consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated November 4, 1994, set forth as Appendix C to the Prospectus/Joint Proxy Statement and to the summarization thereof in the Prospectus/Joint Proxy Statement under the caption "SCBC Fairness Opinion." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.
                                         THE ROBINSON-HUMPHREY COMPANY, INC.
Atlanta, Georgia
December 15, 1994